UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION STATEMENT

July 20, 2015

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

[X]	Filed by the registrant

[ ]	Filed by a party other than the registrant

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

OXFORD CITY FOOTBALL CLUB, INC.

(Name of Registrant as Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of Securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction : $____________

5)	Total fee paid: $_____________

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.

3) Filing Party:

4) Date Filed:

Oxford City Football Club, Inc.

10 Fairway Drive, Suite 302

Deerfield Beach, FL 33441

Telephone: (617) 501-6766

INFORMATION STATEMENT PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT

OF 1934 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Dear Oxford City Football Club, Inc., Stockholders:

NOTICE IS HEREBY GIVEN THAT on June 19, 2015, as amended on July 14, 2015, the Board of Directors of Oxford City Football Club, Inc., a Florida corporation (hereinafter the “Company,” “we,” “our”), approved the following action:

To authorize a 1 for 2,000 reverse split of the Company’s outstanding shares of common stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (the “Reverse Split”).

The Company obtained the written consent of the stockholders holding 84,000 issued and outstanding shares of the Company’s Series B Convertible Preferred Stock, which is equal to approximately 66% of the voting power of the Company’s outstanding capital stock, as of June 19, 2015, as amended on July 14, 2015 (the “Majority Stockholders”), to effect the Reverse Split. Pursuant to Rule 14c-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended, the Reverse Split will not be effective until twenty (20) days after the date a Definitive Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of the Company’s stockholders. Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority of the Reverse Split by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated effective date of the Reverse Split.

Our Series B Convertible Preferred Stock was created by written consent of the Board of Directors of the Company (the “Board”) as permitted by the Company’s Articles of Incorporation, as amended and which may be amended from time to time, and the total aggregate issued shares of Series B Convertible Preferred Stock at any given time, regardless of their number, shall have voting rights equal to 2 times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of any Preferred Stock which are issued and outstanding at the time of voting. Currently, there are two holders of Series B Convertible Preferred Stock who hold 84,000 shares of our Series B Convertible Preferred Stock, resulting in the Majority Stockholders holding, in the aggregate, approximately 66% of the total voting power of all issued and outstanding voting capital stock of the Company. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Reverse Split.

THE REVERSE SPLIT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE REVERSE SPLIT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THE REVERSE SPLIT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the Reverse Split before it occurs, in accordance with the requirements of United States Federal Securities Laws. This Information Statement is being mailed on or about July 20, 2015 to all of the Company’s stockholders of record as of the close of business on June 19, 2015.

By Order of the Board of Directors.

By:	/s/ Thomas Guerriero
Name:	Thomas Guerriero
Title:	Chief Executive Officer

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C PURSUANT THERETO

July 20, 2015

Oxford City Football Club, Inc.

10 Fairway Drive, Suite 302

Deerfield Beach, FL 33441

Telephone: (617) 501-6766

This Information Statement is distributed to inform our stockholders of action taken without a meeting by the written consent of the holders of a majority of the outstanding voting power of the Company.

THE REVERSE SPLIT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE REVERSE SPLIT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement has been filed with the Securities and Exchange Commission (the “Commission”) and is being furnished by the Board of Directors of Oxford City Football Club, Inc., a Florida corporation (the “Company”) (the “Board”), to the holders of record at the close of business on June 19, 2015 of the Company’s outstanding capital shares, par value $0.0001, pursuant to Rule 14c-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Florida Corporate Law.

The cost of preparing and furnishing this Information Statement will be paid by the Company. We will mail this Information Statement to our registered stockholders and certain beneficial stockholders, when requested by brokerage houses, nominees, custodians, fiduciaries and other similar parties.

This Information Statement informs stockholders of the 1 for 2,000 reverse stock split (the “Reverse Split”) approved by written consent by the Board and the stockholders holding 84,000 issued and outstanding shares of the Company’s Series B Convertible Preferred Stock, which was equal to approximately 66% of the voting power of the Company’s outstanding capital stock on June 19, 2015 (the “Majority Stockholders”).

Accordingly, all necessary corporate approvals to effectuate the Reverse Split have been obtained. The Company is not seeking approval from its remaining stockholders. This Information Statement is furnished solely for the purpose of informing our stockholders, in the manner required pursuant to the Exchange Act and Florida Corporate Law of the Reverse Split. Pursuant to Section 14(c) of the Exchange Act and Rule 14c-2 promulgated pursuant thereto, the Reverse Split will not be effective until twenty (20) days after the date a Definitive Information Statement is filed with the Commission and a copy thereof is mailed to each of our stockholders. The Reverse Split is expected to become effective on or after August 10, 2015, or such later date as all conditions and requirements to effectuate the Reverse Split are satisfied. Therefore, this Information Statement is being sent to you for informational purposes only. Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority of the Reverse Split by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated effective date of the Reverse Split.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THE REVERSE SPLIT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Company’s stockholders as of the record date are being furnished copies of this Information Statement. This Information Statement is first being mailed or furnished to our stockholders on or about July 20, 2015.

Pursuant to Rule 14c-2 promulgated pursuant to the Exchange Act, the Reverse Split may not be effected until at least twenty (20) calendar days after the mailing of the Definitive Information Statement to the Company’s shareholders. Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority of the Reverse Split by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated effective date of the Reverse Split.

NOTICE OF ACTION TAKEN PURSUANT TO THE WRITTEN CONSENT OF A STOCKHOLDER HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING CAPITAL STOCK OF OXFORD CITY FOOTBALL CLUB, INC., DATED JUNE 19, 2015, IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS.

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that, on June 19, 2015, as amended on July 14, 2015, the Company obtained the written consent of its Board of Directors (the “Board”) and the written consent of the stockholders holding 84,000 issued and outstanding shares of the Company’s Series B Convertible Preferred Stock representing 66% of the voting power of our outstanding capital stock (the “Majority Stockholders”) to effectuate a 1 for 2,000 reverse split of all of the outstanding shares of our common stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (the “Reverse Split”).

FORWARD-LOOKING STATEMENTS

This Information Statement and the documents to which we refer you in this Information Statement may contain forward-looking statements that involve numerous risks and uncertainties which may be difficult to predict. The statements contained in this Information Statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including, without limitation, the management of the Company and the Company’s expectations, beliefs, strategies, objectives, plans, intentions and similar matters. All forward-looking statements included in this Information Statement are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements.

We caution against placing undue reliance on forward-looking statements, which contemplate our current beliefs and are based on information currently available to us as of the date a particular forward-looking statement is made. Any and all such forward-looking statements are as of the date of this Information Statement. We undertake no obligation to revise such forward-looking statements to accommodate future events, changes in circumstances, or changes in beliefs, except as required by law. In the event that we do update any forward-looking statements, no inference should be made that we will make additional updates with respect to that particular forward-looking statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements may appear in the Company’s public filings with the SEC, which are available to the public at the SEC’s website at www.sec.gov. For additional information, please see the section titled “Where You Can Obtain Additional Information” below.

ACTION BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDER

In accordance with Florida Corporate Law, as amended (the “FCL”), on June 19, 2015 as amended on July 14, 2015, by written consent, the Board adopted resolutions approving an amendment to our Articles of Incorporation, as amended to date (the “Articles of Incorporation”) to effect the Reverse Split.

To obtain the approval of our stockholders for the Reverse Split, we could have convened a special meeting of our stockholders for the specific purpose of voting on the Reverse Split. However, Section 607.0704 of the FCL provides that any action that may be taken at any annual or special meeting of our stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to take such action. To eliminate the costs and management time involved in holding a meeting and obtaining proxies and effect the Reverse Split as early as possible in order to accomplish the purposes hereafter described, we elected to utilize the written consent of the Majority Stockholders.

INTRODUCTION

Oxford City Football Club, Inc., a Florida corporation with principal executive offices located at 10 Fairway Drive, Suite 302, Deerfield Beach, FL 33441 (the “Company”), is providing this Information Statement to you. We encourage you to read this entire Information Statement carefully, any exhibits attached hereto and the documents referred to in this Information Statement. You may obtain additional information about the Company by following the instructions in “Where You Can Obtain Additional Information” below.

The Board and Majority Stockholders have authorized the Reverse Split. Any fractional shares will be rounded up to the next whole number. Stockholders have no rights pursuant to the FCL, the Company’s Articles of Incorporation, or the Company’s Bylaws, to exercise dissenters’ rights of appraisal with respect to the Reverse Split.

The Board believes the Reverse Split is necessary and advisable in order to maintain the Company’s financing and capital raising ability and generally maintain our flexibility in today’s competitive and rapidly changing environment.

Accordingly, it is the Board’s opinion that the Reverse Split would better position the Company to attract potential business candidates and provide our stockholders a greater potential return.

The FCL provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The FCL, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the company. Accordingly, this Information Statement is to provide that notice.

This Information Statement contains a brief summary of the material aspects of the Reverse Split, approved by the Board and the Majority Stockholder.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the date of this Information Statement, the Company’s authorized capitalization consisted of (i) 500,000,000 shares of common stock, of which 102,490,584 shares were issued and outstanding, and (ii) 40,000,000 shares of preferred stock, of which (a) 2,500 shares of Series A Convertible Preferred Stock are issued and outstanding and (b) 84,000 shares of Series B Convertible Preferred Stock are issued and outstanding.

Common Stock

The voting power of our capital stock consists of common stock, Series A Convertible Preferred Stock and Series B Preferred Stock. The holders of the common stock, the Series A Convertible Preferred Stock and the Series B Preferred Stock vote as a single class on all matters submitted to stockholders, subject to the common shares having 1 vote per share, the Series A Convertible Preferred Stock each having 100 votes per share, and the Series B Preferred Stock each having voting rights equal to 2 times the sum of: i) the total number of shares of common stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of any preferred stock which are issued and outstanding at the time of voting. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all voting shares that are present in person or represented by proxy, subject to any voting rights granted to holders of any additional classes of preferred stock. Holders of our voting stock representing one percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series.

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a “blank check” preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Series A Convertible Preferred Stock

On December 3, 2012, we filed an Articles of Amendment to the Articles of Incorporation with the Secretary of State of the State of Florida setting forth the rights and preferences of the Corporation’s Series A Convertible Preferred Stock. The Amendment (i) authorized ten million (10,000,000) shares of the Corporation’s preferred stock as “Series A Convertible Preferred Stock”; (ii) provided that the holders of Series A Convertible Preferred Stock shall have the right to cast one hundred (100) votes for each share held of record on all matters submitted to a vote of holders of the Corporation’s common stock; (iii) and provided that any one (1) share of Series A Convertible Preferred Stock shall be convertible into one hundred (100) shares of the Corporation’s common stock, par value $0.0001 per share.

Series B Convertible Preferred Stock

On November 20, 2013, we filed Articles of Amendment to our Articles of Incorporation with the Florida Secretary of State. The Amendment designated a class of preferred stock entitled Series B Convertible Preferred Stock, consisting of up to five million (5,000,000) shares, par value $0.001. The designated Series B Convertible Preferred Stock has the following features:

●	Holders of Series B Convertible Preferred Stock are entitled to vote together with the holders of our Series A Convertible Preferred Stock and common stock on all matters submitted to shareholders. The total aggregate issued shares of Series B Convertible Preferred Stock at any given time, regardless of their number, shall have voting rights equal to 2 times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of any Preferred Stock which are issued and outstanding at the time of voting.

●	Holders of Series B Convertible Preferred Stock shall have anti-dilution protection such that any issuance of Common Stock or other financial instruments shall result in an equal number of shares so issued be issued to the Series B Convertible Preferred Stock shareholders on a pro-rated basis to the number of shares then outstanding.

●	If anti-dilution protection ends for whatever reason, then holders of Series B Convertible Preferred Stock are entitled to dividends at the rate of 6% per annum.

●	Holders of Series B Convertible Preferred Stock have a preference in any liquidation, dissolution or winding up of the company in an amount equal to $4 per share, plus any declared but unpaid dividends.

●	Holders of Series B Convertible Preferred Stock may, at any time after 18 months, have rights to convert each share of Series B Convertible Preferred Stock into 300 shares of Common Stock.

Voting on the Reverse Split

As of June 19, 2015, there were issued and outstanding (i) 102,490,584 shares of Common Stock; (ii) 2,500 shares of Series A Convertible Preferred Stock; and (iii) 84,000 shares of Series B Convertible Preferred Stock.

Based on the foregoing, as of June 19, 2015, the total aggregate amount of votes entitled to vote regarding the approval of the Reverse Split was 307,894,752. Pursuant to the FCL at least a majority of the voting equity of the Company, or at least 157,026,323 votes are required to approve the Reverse Split by written consent. The Majority Stockholders, which held 205,154,168 votes equal to approximately 66% of the voting equity of the Company, have voted in favor of the Reverse Split, thereby satisfying the requirement pursuant to the FCL that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the names of the holders of the Series B Convertible Preferred Stock, the number of shares of Series B Convertible Preferred Stock held by such holder, the total number of votes that such holder voted in favor of the Reverse Split and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof:

Name of Voting Stockholder	Number of Series B Convertible Preferred Stock held	Number of Votes held by such Series B Voting Stockholder	Number of Votes that Voted in Favor of the Reverse Split	Percentage of the Voting Equity that Voted in Favor of the Reverse Split
Thomas Guerriero	80,000	195,384,922	195,384,922	63%

Empire Global Advisory Services, LLC(1)	4,000	9,769,246	9,769,246	3%

(1)	Milton H. Barbarosh is the beneficial owner of the shares held in Empire Global Advisory Services, LLC.

REASON FOR REVERSE SPLIT

The Board believes the Reverse Split is necessary and advisable in order to maintain financing and capital raising ability and, generally, maintain flexibility in today’s competitive and rapidly changing environment.

The Reverse Split will have the effect of creating newly authorized shares of our common stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock. Any issuance of additional shares of our capital stock would probably have the effect of diluting the earnings per share and book value per share of outstanding shares of capital stock. Any additional shares of our capital stock, when issued, would have the same rights and preferences as the shares of capital stock in whichever class or series issued, presently outstanding. Additional shares of our capital stock will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, conversion of debt to equity, stock options, or other corporate purposes. The Company does not anticipate that it would seek authorization from its stockholders for issuance of such shares, unless required by applicable law.

There is no assurance that any effect on the price of the Company’s common stock will result, or that the market price for the Company’s common stock, immediately or shortly after the Reverse Split becomes effective, will increase, or that any increase which may occur will be sustained. The Company cannot control the market’s reaction. Further, there can be no assurance that an increased market price, if it occurs as a result of the Reverse Split, will encourage more broker-dealers or investors to become involved in the Company’s common stock.

The Board believes that the Reverse Split and any resulting increase per share price of our common stock could also enhance the acceptability and marketability of our common stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our common stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks due to, among other reasons, the trading volatility often associated with lower-priced stocks. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our common stock.

Potential investors who might consider making investments in the Company may be unwilling to do so when the Company has a large number of shares issued and outstanding with little or no stockholders’ equity. In other words, the “dilution” which new investors could experience could discourage them from investing. A reduction in the total outstanding shares of our capital stock may, without any assurance, make the Company’s capitalization structure more attractive.

For these reasons, the Board has chosen to adopt and recommend the Reverse Split. The Company is not, however, a party to any binding agreement, acquisition agreement or agreement to raise additional working capital, nor can we be certain that the Reverse Split will have a long-term positive effect on the market price of our common stock or increase the Company’s abilities to enter into financing arrangements in the future.

EFFECT OF THE REVERSE SPLIT

The principal effect of the Reverse Split will be the reduction in the number of shares of our common stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock issued and outstanding on the effective date of the Reverse Split. The Reverse Split will reduce the outstanding common stock from 102,490,584 shares, as of the effective date, to approximately 51,245 shares, depending on the number of whole shares issuable for fractional shares resulting from the Reverse Split. The Reverse Split will similarly reduce the outstanding Series A Convertible Preferred Stock and Series B Convertible Preferred Stock in the same proportion, 1 for 2,000.

The Reverse Split will affect all of our capital stockholders uniformly. The written consent of our Board and Majority Stockholders approved the uniform reduction to all classes and series of our outstanding capital stock in the same proportion, 1 for 2,000.

The conversion ratio of 100 shares of common stock for each share of Series A Convertible Preferred will not change as a result of the Reverse Split. Thus, the percentage of shares of common stock that the Series A Convertible Preferred Stockers may convert into will proportionally be the same. The conversion ratio of 300 shares of common stock for each share of Series B Convertible Preferred will not change as a result of the Reverse Split. Thus, the percentage of shares of common stock that the Series B Convertible Preferred Stockers may convert into will proportionally be the same.

The shares of our common stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Reverse Split will not increase or decrease the market capitalization of the Company. The Reverse Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act.

The other primary effect of the Reverse Split will be to provide us with additional shares of common stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock that will be available for various corporate purposes. We may use the shares of our common stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock for, among other things:

●	Raising working capital through equity issuances;

●	Providing equity incentives to employees, officers or directors;

●	Establishing strategic relationships with other companies;

●	Expanding our business through acquisitions and other investment opportunities;

●	Paying existing and future obligations and commitments; and

●	For general corporate purposes.

We have no definitive plans or arrangements to issue any such shares, although we evaluate, from time to time, potential transactions that may result in the issuance of such shares. The Board believes that it is advisable and in our best interests to have available additional authorized but unissued shares of capital stock adequate to provide for our future needs. The unissued shares of our capital stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions.

The history of similar reverse stock splits for companies in similar circumstances is varied. If the Reverse Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the Reverse Split.

The liquidity of our common stock could be affected adversely by the decreased number of shares of our common stock outstanding after the Reverse Split. Although the Board believes that a higher stock price could help generate investor interest and increased volume in trading of our common stock, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds, or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the decreased liquidity that may result from having fewer shares issued and outstanding may not be offset by increased investor interest in our common stock.

The Reverse Split will increase the number of shareholders who own odd-lots. An odd-lot is fewer than 100 shares. Such shareholders may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

CUSIP Number

When the Reverse Split is effectuated, the Company’s common stock will receive a new CUSIP number, which is the number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number. Our common stock will continue to be quoted on the OTC Markets.

Anti-Takeover Effects of the Reverse Split

A possible effect of the Reverse Split may be to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. The Board could use the additional shares of our capital stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent stockholders that would provide an above market premium by issuing additional shares of our capital stock.

The Reverse Split is not the result of the Board’s knowledge of an effort to accumulate any of the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Split a plan by the Board to adopt a series of amendments to the Articles of Incorporation or our Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As specified above, the reason for the Reverse Split is to increase the amount of shares of capital stock that we are able to issue in order to attract potential investors and conduct equity financings.

Although the Reverse Split is not being undertaken by the Board to institute an anti-takeover provision, in the future the Board could, subject to its fiduciary duties and applicable law, use the unissued shares of our capital stock to frustrate persons seeking to take over or otherwise gain control of the Company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of our capital stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Company’s Bylaws or certain provisions of the Articles of Incorporation would not receive the requisite vote. Such uses of our capital stock could render more difficult, or discourage, an attempt to acquire control of the Company, if such transactions were opposed by the Board. However, it is also possible that an indirect result of the anti-takeover effect of the Reverse Split could be that our shareholders will be denied the opportunity to obtain any advantages of a hostile takeover, including, but not limited to, receiving a premium to the then current market price of our common stock, if the same was so offered by a party attempting a hostile takeover of the Company. We are not aware of any party’s interest in or efforts to engage in a hostile takeover attempt as of the date of this Information Statement.

EFFECTIVE DATE AND EFFECTS OF THE REVERSE SPLIT

Pursuant to Rule 14c-2 promulgated pursuant to the Exchange Act, the Reverse Split will not be effective until at least twenty (20) days after the date on which this Information Statement is filed with the Commission and a copy hereof has been mailed to each of our stockholders. The Company anticipates that this Information Statement will be mailed to our stockholders on or about July 20, 2015. Therefore, the Company anticipates that the Reverse Split will be effective on or about August 10, 2015, or such later date as all conditions and requirements to effectuate the Reverse Split are satisfied. Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority of the Reverse Split by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated effective date of the Reverse Split.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the our common stock and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

We intend to file, as soon as practicable on or after the twentieth (20th) day after this Information Statement is sent to our shareholders, a Certificate of Amendment to our Articles of Incorporation effectuating the Reverse Split (the “Certificate”). The Certificate will become effective at the close of business on the date the Certificate is accepted for filing by the Secretary of State of Florida. It is presently contemplated that such filing will be made approximately twenty (20) days from the date that this Information Statement is sent to our shareholders.

Exchange Act Registration

We will continue to be subject to the periodic reporting requirements of the Exchange Act. Our common stock is, currently, registered pursuant to Section 12(g) of the Exchange Act and, as a result, we are subject to periodic reporting and other requirements. The Reverse Split will not affect the registration of our common stock pursuant to the Exchange Act.

Accounting Consequences

Upon the Reverse Split becoming effective, the par value per share of our common stock will remain unchanged at $0.0001 per share. As a result, on the effective date of the Reverse Split, the stated capital on the Company’s balance sheet attributable to our common stock will be reduced proportionally, based on the exchange ratio of the Reverse Split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The net income or loss and net book value per share of common stock will be increased, because there will be fewer shares of our common stock outstanding. It is not anticipated that any other accounting consequences will result from the Reverse Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares of our common stock following the Reverse Split, the Board does not intend for the Reverse Split to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 promulgated pursuant to the Exchange Act.

Beneficial Holders of Common Stock (shareholders who hold shares in street name)

Upon the implementation of the Reverse Split, the Company intends to treat shares of its common stock held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares of common stock are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effectuate the Reverse Split for their beneficial holders holding our common stock in street name. However, those banks, brokers, custodians or other nominees may have procedures different than those for registered shareholders for processing the Reverse Split. Shareholders who hold shares of our common stock with a bank, broker, custodian or other nominee and have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Capital Stock (shareholders that are registered on our transfer agent’s books and records but do not hold stock certificates)

Certain of the Company’s registered shareholders may hold some or all of their shares of our capital stock electronically in book-entry form with our transfer agent. These shareholders do not have stock certificates evidencing their ownership of our capital stock. They are, however, provided with statements identifying the number of shares of our capital stock registered in their accounts.

Shareholders who hold shares of our capital stock electronically in book-entry form with our transfer agent will not need to take action to receive whole shares of post-Reverse Split capital stock (the exchange will be automatic), subject to adjustment for treatment of fraction shares.

Holders of Certificated Shares

Shareholders holding shares of the Company’s capital stock in certificated form will be sent a transmittal letter by the Company’s transfer agent after the Reverse Split is effective. The letter of transmittal will specify instructions regarding how a shareholder should surrender his, her or its certificate(s) representing the Company’s capital stock to our transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Split capital stock. No new certificates will be issued to a shareholder until such shareholder has surrendered all old certificates, together with a properly completed and executed letter of transmittal, to our transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its old certificate(s). Shareholders will then receive new certificates representing the number of whole capital shares that they are entitled to as a result of the Reverse Split, subject to the treatment of fractional shares. Until surrendered, the Company will deem outstanding old certificates held by shareholders to be cancelled and only represent the number of whole post-Reverse Split shares of our capital stock to which those shareholders are entitled, subject to such treatment of fractional shares. Any old certificates submitted for exchange, whether because of a sale, transfer or other disposition, will automatically be exchanged for new certificates. If an old certificate has a restrictive legend, the new certificate will be issued with the same restrictive legend.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL REQUESTED TO DO SO.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 19, 2015, certain information as to shares of our common stock, Series A Convertible Preferred Stock and Series B Preferred Stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group.

Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown. Unless otherwise indicated below, each entity or person listed below maintains an address of 10 Fairway Drive, Suite 302, Deerfield Beach, FL 33441.

	Common Stock			Series A Preferred Stock		Series B Preferred Stock
Name and Address of Beneficial Owner	Number of Shares Owned (1)		Percent of Class (2)	Number of Shares Owned (1)	Percent of Class (2)	Number of Shares Owned (1)	Percent of Class (2)
Thomas Guerriero	120,354,737	(3)	54.04%	2,500	100%	80,000	95.24%
Philip Clark	-		-%	-	-%	-	-%
Anthony Guerriero	-		-%	-	-%	-	-%
All Directors and Executive Officers as a Group (1 person)	120,354,737		54.04%	2,500	100%	80,000	95.24%
5% Holders
Nick Havas	15,100,000		14.73%
Nicholas Santoleri	10,015,000		9.77%
Duane H. Klocke	10,000,000		9.76%
Ssabastian Kayaniyil	5,401,300		5.27%
Tarpon Bay Partners, LLC	6,147,831		6.00%
Derrick Wright	6,100,000		5.95%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 102,490,584 shares of common stock as of June 19, 2015.

(3)	Includes 157,149 shares held by Guerriero LLC, 95,947,588 shares Mr. Guerriero has the right to acquire under the anti-dilution provision for Series B Preferred Stock shareholders, 2,500 shares of Series A Convertible Stock that may be converted into 250,000 shares of common stock, and 80,000 shares of Series B Preferred Stock that may be converted into 24,000,000 shares of common stock.

VOTING PROCEDURES

Pursuant to the FCL and our governing documents, the affirmative vote of the holders of a majority of the voting power of our capital stock is sufficient to amend our Articles of Incorporation, which vote was obtained by the written consent of the majority voting power as described herein. As a result, the amendment to our Articles of Incorporation has been approved and no additional votes will be needed.

REGULATORY APPROVAL

The Company is not aware of any material governmental or regulatory approval required for completion of the Reverse Split, other than compliance with the relevant federal and state securities laws and the FCL.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the Commission. The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system. Copies of such filings may also be obtained by writing to Oxford City Football Club, Inc., at 10 Fairway Drive, Suite 302, Deerfield Beach, FL 33441.

NO DISSENTERS’ RIGHTS

Pursuant to the FCL, the Reverse Split will not provide stockholders the opportunity to dissent from the Reverse Split and to receive an agreed or judicially appraised value for their shares of our common stock.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 10 Fairway Drive, Suite 302, Deerfield Beach, FL 33441, or telephoning the Company at 617.501.6766.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of our capital stock of the Company only for information purposes in connection with the actions to be taken by written consent, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

July 20, 2015

/s/ Thomas Guerriero
Thomas Guerriero
Chief Executive Officer – Director